Exhibit 5.1

Our Ref:	211534:PFG

July 5, 2024

Nova Minerals Limited

Suite 5, 242 Hawthorn Road,

Caulfield, Victoria 3161

Australia

Dear Sir/Madam,

RE:	AUSTRALIAN COUNSEL OPINION - PROPOSED ADS OFFERING

We have acted as Australian legal counsel to Nova Minerals Limited, an Australian public company limited by shares (the Company), in connection with a Registration Statement on Form F-1 (File No. 333-278695) (the Registration Statement) filed by the Company with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Securities Act), including the prospectus which forms a part of the Registration Statement (the “Prospectus”) relating to the offer and sale by the Company of:

(a)	An aggregate of up to US$9,212,500 maximum aggregate amount of securities of the Company consisting of units (Unit) each unit comprising of (i) American Depositary Shares (ADSs), representing ordinary shares, no par value of the Company (the Shares) and (ii) warrants (Warrants) to purchase ADSs ; (the Offering), including Units, representing up to 10% of the Units sold in the Offering (the Over-Allotment Units), pursuant to the over-allotment option granted to ThinkEquity LLC, as representative (the Representative) of the several underwriters (the Underwriters) named in Schedule 1 to the underwriting agreement to be entered into by and between the Company and the Underwriters (the Underwriting Agreement), substantially in the form filed as Exhibit 1.1 to the Registration Statement; and

(b)	Warrants, representing up to 5% of the aggregate number of Units sold in the offering (the Representative’s Warrants) including Units for which the Underwriters have been granted an over-allotment option, with each warrant exercisable to purchase one Unit (the Representative’s Warrant ADSs).

We have acted as Australian counsel to the Company in connection with the Offer. This opinion is provided in connection with a Registration Statement.

As counsel to the Company in Australia, we have examined copies of the Constitution of the Company (as amended) and such corporate records, instruments, and other documents relating to the Company in respect of the Offering and such matters of law as we have considered necessary or appropriate for the purpose of rendering this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic originals of all documents submitted to us as copies.

Nova Minerals Limited	- 2 -	_________________ 2024

Based on the foregoing, in our opinion, (i) the Shares underlying the issued ADSs, including the Over-Allotment ADSs the subject of the Offering are duly authorised, and when issued and sold as contemplated in the Registration Statement and the related Prospectus, and upon payment and delivery in accordance with the Underwriting Agreement, will be legally issued, fully-paid and non-assessable1 (ii) the Warrants and Representative Warrants have been duly authorised by the Company and the Company has the capacity and approvals to issue the Over-Allotment Units and (iii) the Shares underlying the Warrants and Representative Warrant ADSs. when issued in accordance with the terms of their governing instruments and upon payment therefore, will be validly issued, fully paid and non-assessable.

Our firm’s lawyers are Australian Legal Practitioners, and the opinions expressed herein are limited to questions arising under the laws of the Commonwealth of Australia, and we disclaim any opinion whatsoever with respect to matters governed by the laws of any other jurisdiction.

We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC.

This opinion letter is limited to the matters expressly set forth herein and no opinion is implied or may be inferred beyond the matters expressly so stated. This opinion letter is given as of the date hereof and we do not undertake any liability or responsibility to update this letter in connection with any change in circumstances occurring, or additional information becoming available to us, after the date hereof which might alter the opinions contained herein.

Yours faithfully

QR LAWYERS PTY LTD

/s/ Patrick Gowans

PATRICK GOWANS

1 For the purpose of this opinion, the term “nonassessable”, when used to describe the liability of a person as the registered holder of shares has no clear meaning under the laws of the Commonwealth of Australia, so we have assumed those words to mean that holders of Ordinary Shares, having fully paid all amounts due on such Ordinary Shares, are under no personal liability to contribute to the assets and liabilities of the Company in their capacities purely as holders of such Ordinary Shares.